UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 10, 2007

Digital Recorders, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	1-13408 (Commission File Number)	56-1362926 (IRS Employer Identification No.)
5949 Sherry Lane, Suite 1050, Dallas, Texas 75225
(Address of Principle Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code	(214) 378-8992
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c ))

ITEM 1.01. Entry Into a Material Definitive Agreement
ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
ITEM 9.01. Financial Statements and Exhibits
Signature(s)
Omnibus Amendment
Amended and Restated Secured Term Note
Second Amended and Restated Registration Rights Agreement

ITEM 1.01. Entry Into a Material Definitive Agreement
Amendments to Certain Agreements
     On March 16, 2006, the Company entered into a $6 million credit facility with Laurus Master Fund, Ltd. (“Laurus”) evidenced by a Secured Non-Convertible Revolving Note (the “Revolving Note”). In connection with the Revolving Note, we issued Laurus a warrant to acquire 550,000 shares of our common stock (the “Revolving Note Warrant”). On April 28, 2006, we issued a $1.6 million promissory note to Laurus in the original principal amount of $1.6 million (the “Term Note”). In connection with the Term Note, we issued Laurus a warrant to acquire 80,000 shares of our common stock (the “Term Note Warrant” and collectively with the Revolving Note Warrant, the “Warrants”).
     Pursuant to an Ombibus Amendment (the “Omnibus Amendment”) executed January 10, 2007, effective December 31, 2006, by and among the Company, Twinvision of North America, Inc., a North Carolina corporation (“TwinVision”), Digital Audio Corporation, a North Carolina corporation (“DAC”), Robinson-Turney International, Inc., a Texas corporation (“RTI” and, together with TwinVision and DAC, the “Credit Parties”), and Laurus, and in exchange for the issuance by the Company to Laurus of 225,000 shares of our common stock (the “Shares”) and the payment of a servicing fee by the Company to Laurus in the amount of $18,000 (the “Fee”), the Credit Parties, Laurus and the Company (i) amended Section 10 of each Warrant so that the limitation on the amount of our common stock that Laurus is permitted to hold was increased from 4.99% to 9.99%; (ii) agreed that (x) Laurus shall not sell any shares of our common stock before the first anniversary of the date of execution of the Omnibus Amendment and (y) at any time after the first anniversary of the date of execution of the Omnibus Amendment Laurus shall not sell any shares of our common stock in a number that, together with any sales by any affiliate of Laurus, would exceed 25% of the aggregate dollar trading volume of the common stock of the Company for the 22 day period immediately preceding such proposed sale; and (iii) amended the Revolving Note to extend the maturity date thereunder until June 30, 2008.
     Further, pursuant to the Omnibus Amendment and a related Amended and Restated Secured Term Note dated as of January 10, 2007, effective December 31, 2006, by and between the Credit Parties, Laurus and the Company, and in exchange for the issuance by the Company to Laurus of the Shares and the payment by the Company to Laurus of the Fee, the Credit Parties, Laurus and the Company amended and restated the Term Note (i) to eliminate the $160,000 fee that was due and payable on the maturity date of the Term Note and (ii) to allow the Company the option to extend up to $500,000 of the principal amount due under the Term Note until April 30, 2008.
     Pursuant to the Omnibus Amendment and a related Second Amended and Restated Registration Rights Agreement (the “Second Registration Rights Agreement”) dated as of January 10, 2007, effective December 31, 2006, by and between the Company and Laurus, and in exchange for the issuance by the Company to Laurus of the Shares and the payment by the Company to Laurus of the Fee, the Company and Laurus amended and restated that certain Amended and Restated Registration Rights Agreement dated as of April 28, 2006, by and between the Company and Laurus, to require the Company to register the Shares with the

Securities Exchange Commission under an appropriate registration statement within 365 days after the issuance of such Shares.
ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     Please see “Item 1.01 Entry into a Material Definitive Agreement” for details on the modifications to the Revolving Note and Term Note.
ITEM 9.01. Financial Statements and Exhibits.
     (c) Exhibits
4.1	Omnibus Amendment dated as of January 10, 2007, effective December 31, 2006, by and among the Company, Twinvision of North America, Inc., Digital Audio Corporation, Robinson-Turney International, Inc., and Laurus Master Fund, Ltd.

4.2	Amended and Restated Secured Term Note dated as of January 10, 2007, effective December 31, 2006, by and between the Company, Twinvision of North America, Inc., Digital Audio Corporation, Robinson-Turney International, Inc., and Laurus Master Fund, Ltd.

4.3	Second Amended and Restated Registration Rights Agreement dated as of January 10, 2007, effective December 31, 2006, by and between the Company and Laurus Master Fund, Ltd.

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RECORDERS, INC.
Date: January 10, 2007	By:	/s/ Kathleen Brown Oher, CPA
Kathleen Brown Oher, CPA
Vice President, Chief Financial Officer Treasurer and Secretary